PRICING SUPPLEMENT NO. 37                                         Rule 424(b)(3)
DATED: January 5, 1999                                        File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:               Floating Rate Notes        Book Entry Notes
$45,000,000                     [x]                        [x]
Original Issue Date:            Fixed Rate Notes           Certificated Notes
January 8, 1999                 [_]                        [_]

Maturity Date:                  CUSIP#: 073928 GJ 6
January 10, 2000
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.15%

------------------------------------------




NYFS04...:\25\22625\0122\2041\SUP1069M.550

*     2/10/99, 3/10/99, 4/12/99, 5/10/99, 6/10/99, 7/12/99,
      8/10/99, 9/10/99, 10/11/99 and 11/10/99 and 12/10/99.

**    2/10/99, 3/10/99, 4/12/99, 5/10/99, 6/10/99, 7/12/99,
      8/10/99, 9/10/99, 10/11/99, 11/10/99, 12/10/99 and
      1/10/2000.

*** The one-month LIBOR rate on January 6, 1999 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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